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                                                                       Exhibit J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Other Services" in the Statement of Additional Information, both included in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 002-64233) of the Dupree Mutual Funds and to the use of our report dated August 11, 2004 on the June 30, 2004 financial statements of the Dupree Mutual Funds which are included in this Registration Statement.

                                        /s/  ERNST & YOUNG LLP


Cincinnati, Ohio
October 28, 2004